Exhibit 99

CF Bankshares Inc. Annual Stockholders Meeting Wednesday June 1, 2022 Columbus Cleveland Cincinnati Indianapolis CFBANK

Forward Looking Statements Comments made in this presentation include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in good faith by us. Forward-Looking statements include but are not limited to:(1)projections of revenues, income or loss, earnings or loss per common share, capital structure and other financial items;(2) plans and objectives of the management or Boards of Directors of CF Bankshares Inc.(the “Holding Company”) or CFBank, National Association(“CFBank”);(3)statements regarding future events, actions or economic performance ;and (4)statements of assumptions underlying such statements. Words such as "estimate," "strategy," "may," "believe," "anticipate," "expect," "predict," "will," "intend," "plan," "targeted," and the negative of these terms, or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Various risks and uncertainties may cause actual results to differ materially from those indicated by our forward-looking statements. For factors that could cause actual results to differ from our forward-looking statements, please refer to the “Risk Factors” in the Company’s Annual Report on Form10-K, Quarterly Reports on Form10-Q and other reports filed with the SEC.

1st Quarter 2022 Highlights Net income of $4.5 million and Earnings Per Share of $0.69.ROA of 1.24%; ROE of 14.32%.Book Value per common share increased to $19.70.During the quarter, Loans grew by $67 million(5.5%). Improved Efficiency Ratio of 53.10%for Q1 2022 reflects ongoing operating efficiencies through the repositioning of our residential mortgage lending business to a downsized and traditional retail originations model. Credit quality remains strong with only 0.07%of loans being more than 30 days past due at 3/31/2022.

Strong Loan Growth & Credit Quality. Strong loan growth while maintaining Pristine Credit Quality. Annualized Loan CAGR of 31% from 12/31/2017 –3/31/2022. During 2021, replaced $450 million of HFS loans and $131 million of PPP loans. $413 $558 $670 $912 $1,230 $1,297 $300 $500 $700 $900 $1,100 $1,300 $1,500 Y/E 2017 Y/E 2018 Y/E 2019 Y/E 2020 Y/E 2021 Q1 2022 *Total Loans ($ in Millions) 1.96% 1.85% 1.62% 1.55% 0.50% 0.32% 0.0% 0.5% 1.0% 1.5% 2.0% Y/E 2017 Y/E 2018 Y/E 2019Y/E 2020 Y/E 2021 Q1 2022 Criticized & Classified Loans / Loans* Q1 Loan Growth 5%

Sustainable Growth & Franchise Value Sustainable Growth: Building franchise value as proven by our 5-year Tangible Book Value CAGR of 16%.Added Indianapolis as our 4th Major Metro Market. Positioned in solid growth markets. Expect to benefit from Intel’s business investment in Columbus metro ($20 billion). Expanding depth and strength by attracting top players from regional banks. Demonstrated ability to attract “A” caliber talent  & proven performers. Our team is capable of building & managing a much larger bank.

Sustainable Growth & Franchise Value Our commercial focused banking business model, which makes us easy to do business with, resonated with business owners and entrepreneurs. Proven track record of accomplishing quality growth while maintaining Strong Credit Quality. Since 2017, CAGR in Loans was 31%.Credit quality remains strong with a steady decline in Criticized & Classified Loans as a percentage of Total Loans and no commercial loans > 30 days past due. ALLL as a % of Loans was 1.20%at 3/31/2022. Enhanced Treasury Management capabilities will support driving future Noninterest-Bearing (NIB) Deposit growth and Fee Income opportunities.  NIB Deposit CAGR of 28% since 2017.

Key Strategic & Business Focus Size and Scale to $2 Billion (near term objective).Leaning into our Core Competency –Commercial Banking. Strategic Intent –Commercial Banking is a 10 PE business vs. Mortgage historically being 2-5 PE. Non-interest income opportunities: SWAP Fees. SBA –expect expanding volumes in 2022.Niche Commercial Businesses Expansions: Practice Finance –physicians and other professionals. Equipment Finance. LIHTC Financing

CF BANKSHARES / CFBANK Uniquely positioned to scale and expand market share in our 4 major Metro Markets. Potential for significant Regional Market presence in all 4 Metro Markets. Full Service Commercial Bank, with a successful track record of competing vs. Regional Banks. Strong Credit Quality with Effective Risk Management infrastructure. Expanding Core Business with recurring, predictable Earnings streams .American Banker ranked CF Bankshares  #7 in its listing of Top 200 Publicly Traded Community Banks based on 3-year average return on equity as of December 31, 2021. WE ARE JUST REVVING UP!